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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          June 5, 2003
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                                  Advanta Corp.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                      0-14120                   23-1462070
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(State or Other Jurisdiction         (Commission             (IRS Employer
       of Incorporation)             File Number)            Identification No.)


         Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania                           19477
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code   (215) 657-4000
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         (Former Name or Former Address, if Changed Since Last Report)

 ITEM 5. OTHER EVENTS.

On June 5, 2003, Advanta Corp. welcomed stockholders, directors and employees to its 2003 Annual Shareholders' Meeting. At the meeting, stockholders heard business highlights of 2002 and re-elected four incumbent directors: Bob Rock, Olaf Olafsson, Bill Rosoff and Michael Stolper.

Some of Advanta's accomplishments since the last stockholders' meeting include:

- Attraction of higher credit quality customers as demonstrated by the average FICO score of new customers at origination. The average FICO score at origination of new accounts in the first quarter of 2003 was 731.

- Improved credit quality and delinquency trends. Business Card charge-offs at March 31, 2003 were 8% on an annualized basis, down approximately 160 basis points from first quarter 2002. At March 31, 2003, over 30-day delinquencies had declined 82 basis points to 6.36% and over 90 day delinquencies decreased 30 basis points to 3.08% as compared to first quarter 2002.

- Enhanced customer service capabilities tailored specifically to small business needs. Advanta.com, the Company's customer service site, was awarded The American Business Award for Best Corporate Website. The site logged its millionth user session in December 2002, less than a year after its launch. Since the redesign, there has been triple digit growth in its use.

- Established alliances designed to broaden and deepen the Company's reach into the small business community and secure long-term customer loyalty. For example, the Company recently entered an alliance with Women Impacting Public Policy, a national bipartisan public policy organization representing women in business and women business owners.

- Increased the Company's common share repurchase program. In August 2002 the Board of Directors authorized an increase of up to an additional 1.5 million shares of common stock, bringing the total authorization to 3 million shares. Through the first quarter of 2003, Advanta repurchased over 2.5 million shares of the Company's common stock under the authorization.
















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ITEM  7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.

            None

















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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Advanta Corp.
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                                               (Registrant)


Date: June 6, 2003
                                               By: /s/ Elizabeth H. Mai
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                                                   Elizabeth H. Mai
                                                   Senior Vice President,
                                                   Secretary and General Counsel